UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 30, 2015
ML WINTON FUTURESACCESS LLC
 (Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10080
 (Address and Zip Code of principal executive offices)
Registrant's telephone number, including area code: (609) 274-5838
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
(a)(1)            ML Winton FuturesAccess LLC (the "Registrant"), ML Winton FuturesAccess Ltd. (the "Offshore Fund"), Merrill Lynch Alternative Investments LLC ("MLAI") and Winton Capital Management Limited (the "Trading Advisor") are parties to an Amended and Restated Advisory Agreement dated as February 27, 2015 (the "Advisory Agreement").  MLAI is the sponsor and manager of the Registrant.  Pursuant to the Advisory Agreement, the Trading Advisor provides commodity trading advisory services for the Registrant and directs the trading activities of the Registrant.
On April 30, 2015 the Registrant, the Offshore Fund, MLAI and the Trading Advisor entered into an Amendment to the Advisory Agreement, effective as of May 1, 2015 (the "Amendment").
 (2)            The Amendment removes references to Class DS Interests from the Advisory Agreement.

Item 9.01.  Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.01	Amendment to Advisory Agreement dated as of April 30, 2015, among ML Winton FuturesAccess LLC, ML Winton FuturesAccess Ltd., Merrill Lynch Alternative Investments LLC and Winton Capital Management Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ML WINTON FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Chief Financial Officer

Date:  May 29, 2015

ML WINTON FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
10.01	Amendment to Advisory Agreement dated as of April 30, 2015, among ML Winton FuturesAccess LLC, ML Winton FuturesAccess Ltd., Merrill Lynch Alternative Investments LLC and Winton Capital Management Limited.